      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2005

                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                          ---------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               MRO SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
                          ----------------------------

              MASSACHUSETTS                                     04-2448516
     (State or other jurisdiction of                         (I.R.S. employer
     incorporation or organization)                        identification no.)

             100 COSBY DRIVE                                      01730
         BEDFORD, MASSACHUSETTS                                 (Zip Code)
(Address of principal executive offices)

       MRO SOFTWARE, INC. AMENDED AND RESTATED 1999 EQUITY INCENTIVE PLAN
                            (Full title of the plan))

                                 CRAIG NEWFIELD
                               MRO SOFTWARE, INC.
                                100 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 280-2000

    (Name and address, including telephone number and area code, of agent for service)
                          ----------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES             AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
TO BE REGISTERED                 REGISTERED         PER SHARE         PRICE (1)           FEE
----------------               ---------------   ----------------  --------------      ------------
Common Stock ($.01 par value)  2,400,000 shares     $13.58 (1)      $32,604,000 (1)       $3,837
===================================================================================================

(1) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on March 2, 2005.
================================================================================

      This registration statement covers 2,400,000 shares of our common stock issuable under our Amended and Restated 1999 Equity Incentive Plan. These shares are in addition to an aggregate of 4,050,000 shares of our common stock registered under our Amended and Restated 1999 Equity Incentive Plan pursuant to a registration statement on Form S-8, SEC File No. 333-78883, filed with the Securities and Exchange Commission on May 20, 1999 and a registration statement on Form S-8, SEC File No. 333-57086, filed with the Securities and Exchange Commission on March 15, 2001. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, and the antidilution provisions of our Amended and Restated 1999 Equity Inventive Plan, the 925,000 shares registered on May 20, 1999 were adjusted to 1,850,000 shares on December 22, 1999, which was the payment distribution date for our 2-for-1 stock split in the form of a dividend on our common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which we filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

      (a) Our annual report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC on December 14, 2004;

      (b) Our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2004, filed with the SEC on February 9, 2005, as amended by Form 10-Q/A, filed with the SEC on February 11, 2005;

      (c) Our definitive proxy statement used in connection with our 2005 annual meeting of stockholders, filed with the SEC on January 28, 2005;

      (d) Our current report on Form 8-K, filed with the SEC on January 20, 2005;

      (e) Our current report on Form 8-K, filed with the SEC on December 15, 2004; and

      (f) The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 14, 1994, including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the securities registered hereby is being passed upon for us by Craig Newfield, Esq., our general counsel.

      The financial statements as of and for the three years ended September 30, 2004 incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended September 30, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 6 of our Amended and Restated Articles of Organization provides that a director shall not have personal liability to us or our stockholders for monetary damages arising out of the director's breach of fiduciary duty as our director, to the maximum extent permitted by Massachusetts Law.

      Article 6 of our Amended and Restated Articles of Organization further provides that we shall, to the fullest extent authorized by Massachusetts Laws, indemnify each person who is, or shall have been, one of our directors or officers or who is or was one of our directors or employees and is serving, or shall have served, at our request, as director or officer of another organization or in any capacity with respect to any of our employee benefit plans, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys' fees) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan.

      Section 8.51 of Chapter 156D of the Massachusetts General laws provides that a corporation may indemnify a director against liability if:

      (1)    (i) he conducted himself in good faith; and

            (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and

            (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

      (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

      Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit.

      Section 8.52 of Chapter 156D of the Massachusetts General Laws requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director against reasonable expenses incurred by him. Section 8.56 of Chapter 156D of the Massachusetts General Laws allows corporations to indemnify officers to the same or greater extent as directors.

      The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

      Section 8.57 of Chapter 156D of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We maintain an officers' and directors' liability insurance policy.

ITEM 8. EXHIBITS.

   EXHIBIT
    NUMBER  DESCRIPTION OF EXHIBIT

      4.1   Amended and Restated Articles of Organization (included as Exhibit
            3.3 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

      4.2 Restated By-Laws, as amended (Exhibit 3.5 to our quarterly report on Form 10-Q, filed with the SEC on February 14, 2001) *

      4.3 Specimen certificate for our Common Stock (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *

      4.4 Article 4B of our Amended and Restated Articles of Organization (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *

      4.5 Rights Agreement dated January 27, 1998 with BankBoston, N.A. (Exhibit 4(a) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *

      4.6 Form of Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 4 (b) to our current report on Form 8-K, filed with the SEC On February 3, 1998) *

      4.7 Form of Rights Certificate (Exhibit 4 (c) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *

      4.8 Amended and Restated 1999 Equity Incentive Plan (included as Appendix A to the Company's Proxy Statement for its 2005 annual meeting of stockholders, filed with the SEC on January 28, 2005) *

      5.1   Legal Opinion of Craig Newfield, Esq.

     23.1   Consent of PricewaterhouseCoopers LLP

     23.2   Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)

     24 Power of Attorney (contained on the signature page of this registration statement.)

--------------------

      * Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Bedford, The Commonwealth of Massachusetts, on this 8th day of March, 2005.

                                      MRO SOFTWARE, INC.

                                      By:      /s/ Norman E. Drapeau, Jr.
                                         --------------------------------
                                         Norman E. Drapeau, Jr.
                                         President and CEO

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Norman E. Drapeau, Jr., Peter J. Rice and Craig Newfield, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                             TITLE                        DATE
             ---------                             -----                        ----

       /s/ Robert L. Daniels      Chairman of the Board                     March 8, 2005
      ---------------------
        Robert L. Daniels
                                  President, Chief Executive Officer

      /s/ Norman E. Drapeau, Jr.  and Director                              March 8, 2005
      -------------------------
       Norman E. Drapeau, Jr.     (Principal Executive Officer)

                                  Chief Financial Officer, Executive Vice
                                  President, Finance and Administration,
          /s/ Peter J. Rice       Treasurer and Director                    March 8, 2005
          -------------------
            Peter J. Rice         (Principal Financial and Accounting
                                  Officer)

       /s/ David N. Campbell      Director                                  March 8, 2005
        ---------------------
          David N. Campbell

       /s/ Richard P. Fishman              Director        March 8, 2005
       ----------------------
         Richard P. Fishman

        /s/ John A. McMullen               Director        March 8, 2005
        ---------------------
          John A. McMullen

         /s/ Stephen B. Sayre              Director        March 8, 2005
         ---------------------
          Stephen B. Sayre

         /s/ Alan L. Stanzler              Director        March 8, 2005
         ---------------------
          Alan L. Stanzler

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT

      4.1   Amended and Restated Articles of Organization (included as Exhibit
            3.3 to the Company's Registration Statement on Form S-1, Registration No. 33-76420, and incorporated herein by reference) *

      4.2 Restated By-Laws, as amended (Exhibit 3.5 to our quarterly report on Form 10-Q, filed with the SEC on February 14, 2001) *

      4.3 Specimen certificate for our Common Stock (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *

      4.4 Article 4B of our Amended and Restated Articles of Organization (Exhibit 4.1 to our registration statement on Form S-1, Registration No. 33-76420) *

      4.5 Rights Agreement dated January 27, 1998 with BankBoston, N.A. (Exhibit 4(a) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *

      4.6 Form of Certificate of Designation of Series A Junior Participating Preferred Stock (Exhibit 4 (b) to our current report on Form 8-K, filed with the SEC On February 3, 1998) *

      4.7 Form of Rights Certificate (Exhibit 4 (c) to our current report on Form 8-K, filed with the SEC on February 3, 1998) *

      4.8 Amended and Restated 1999 Equity Incentive Plan (included as Appendix A to the Company's Proxy Statement for its 2005 annual meeting of stockholders, filed with the SEC on January 28, 2005) *

      5.1   Legal Opinion of Craig Newfield, Esq.

     23.1   Consent of PricewaterhouseCoopers LLP

     23.2   Consent of Craig Newfield, Esq. (contained in Exhibit 5.1)

       24 Power of Attorney (contained on the signature page of this registration statement.)

 ---------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.